UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 24, 2016

ONEBEACON INSURANCE GROUP, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	1-33128	98-0503315
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification Number)

605 North Highway 169
Plymouth, Minnesota 55441
(Address of Principal Executive Offices) (Zip Code)

(952) 852-2431
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

ITEM 5.02(e)

Named Executive Officer Compensation

On February 24, 2016, the Compensation Committee (Committee) of the Board of Directors of the Company approved various elements of compensation for the Company’s named executive officers as of December 31, 2015, who were T. Michael Miller, President and Chief Executive Officer; Paul H. McDonough, Executive Vice President and Chief Financial Officer; Paul J. Brehm, Executive Vice President; Dennis A. Crosby, Executive Vice President; and Maureen A. Phillips, Senior Vice President and General Counsel. The Committee approved the following compensation in respect of the year ended December 31, 2015: (1) payment of annual bonuses pursuant to the Company’s 2015 Management Incentive Plan (2015 MIP); and (2) payments for awards granted under the 2013-2015 performance cycle of the Company’s Long Term Incentive Plan (2007) (LTIP). With respect to compensation for the named executive officers for 2016, the Committee: (1) granted long-term incentive awards for the 2016-2018 performance cycle of the LTIP; (2) granted 2016 special restricted share awards under the LTIP; and (3) set annual salary and bonus targets. The Committee’s actions are described in more detail below. For a description of the Company’s compensation plans with respect to its named executive officers, please refer to the Company’s Proxy Statement dated April 10, 2015 as filed with the Securities and Exchange Commission (the 2015 Proxy Statement) as well as this Form 8-K and the exhibits attached hereto.

Annual Base Salary

2016 annual base salary for each named executive officer is as follows: Mr. Miller—$500,000; Mr. McDonough—$450,000; Mr. Brehm—$450,000; Mr. Crosby—$500,000; and Ms. Phillips—$375,000.

Annual Bonus Program

The Committee approved annual bonuses to be paid to the Company’s named executive officers under the Company’s management incentive program, or MIP. The 2015 MIP is described in more detail in the 2015 Proxy Statement. The 2015 annual bonuses approved for named executive officers are as follows: Mr. Miller—$356,300; Mr. McDonough—$235,000; Mr. Brehm—$215,000; Mr. Crosby—$275,000; and Ms. Phillips—$205,000.

Mr. Miller’s 2016 MIP target was increased to 100% of annual base salary. The 2016 MIP target for Messrs. McDonough, Brehm and Crosby, and Ms. Phillips was increased to 75% of annual base salary. The 2016 MIP is similar to the 2015 MIP described in the 2015 Proxy Statement.

Long-Term Incentive Award Payouts and New Grants

2013-2015 Performance Cycle Award Payouts. The Committee approved performance at 24.3% of target for the 2013-2015 performance share awards resulting in the following cash payments to the named executive officers: Mr. Miller—$316,166; Mr. McDonough—$76,739; Mr. Brehm—$32,998; Mr. Crosby—$44,893; and Ms. Phillips—$32,998.

The Committee also approved performance at 37.1% of target for the 2013-2015 performance unit awards resulting in the following payments to the applicable named executive officers: Mr. Miller—$834,750; Mr. McDonough—$136,200; Mr. Brehm—$143,000; Mr. Crosby—$195,100; and Ms. Phillips—$143,000.

2016 Special Restricted Share Award. The Committee granted a special award of restricted shares to OneBeacon’s senior executives in order to recognize their continued effort and commitment and to provide an increased ownership stake in the Company, in alignment with the Company’s shareholders.  These special restricted shares, which vest on February 24, 2018, were granted to the named executive officers as follows: Mr. McDonough—12,500 restricted shares; Mr. Brehm—25,000 restricted shares; Mr. Crosby—25,000 restricted shares; and Ms. Phillips—7,500 restricted shares.

2016-2018 Performance Cycle Grants. The Committee granted OneBeacon restricted shares, which vest on January 1, 2019, and target performance shares and performance units, for the 2016-2018 performance cycle, as follows: Mr. Miller—85,000 performance shares and 22,500 performance units; Mr. McDonough—10,700 restricted shares, 10,700 performance shares and 4,000 performance units; Mr. Brehm—10,700 restricted shares, 10,700 performance shares and 4,000 performance units; Mr. Crosby—26,700 restricted shares, 26,700 performance shares and 10,000 performance units; Ms. Phillips—7,350 restricted shares, 7,350 performance shares and 2,750 performance units. Performance against the target governing the performance shares and units will be confirmed by the Committee following the end of 2018 and the number of performance shares and units actually awarded at that time can range from 0% to 200% of the target number granted. The target performance goal for the performance share plan has been set at 12.0% per year growth in book value per share, adjusted for dividends. The target performance goal for the performance unit plan has been set at a 95.8% average adjusted economic combined ratio, which is the reported GAAP Combined Ratio for the underwriting reportable segments (currently defined as the summation of the Specialty Industries and Specialty Products reportable segments, to be adjusted to include any additional underwriting reportable segments in the future) adjusted to include all other non-underwriting income and expense items, except items explicitly related to capital and investment activities (including tax items related to capital and investment activities). Each unit has a value of $100.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10.1    Form of OneBeacon Insurance Group, Ltd. Long-Term Incentive Plan 2016-2018 Performance Share Grant

Exhibit 10.2    Form of OneBeacon Insurance Group, Ltd. Long-Term Incentive Plan 2016-2018 Performance Unit Grant

Exhibit 10.3    Form of OneBeacon Insurance Group, Ltd. 2016 Special Restricted Share Award Agreement

Exhibit 10.4    Form of OneBeacon Insurance Group, Ltd. 2016-2018 Restricted Share Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEBEACON INSURANCE GROUP, LTD.

	By:	/s/ Maureen A. Phillips
Senior Vice President & General Counsel

Date: February 29, 2016